Exhibit 99.1

Friday, October 28, 2016

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS SOLID RESULTS FOR THIRD QUARTER 2016; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, October 28, 2016 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its third quarter ended September 30, 2016.

Net income available to common shareholders was $1.9 million, or $0.70 per common share, for the third quarter ended September 30, 2016 (third quarter 2016), compared with $1.7 million, or $0.63 per common share, for the second quarter ended June 30, 2016 (second quarter 2016), and $1.9 million, or $0.71 per common share, for the third quarter ended September 30, 2015 (third quarter 2015).

Selected Third Quarter 2016 Financial Highlights

•	Earnings Per Share increased 11.1% to $0.70 for the third quarter 2016 as compared with the $0.63 for the second quarter 2016.
•	Assets under administration increased $84.9 million, or 20%, from the second quarter 2016 and have increased $159.5 million, or 46%, from third quarter 2015.
•	Total deposits increased $32 million, or 4%, from June 30, 2016.
•	Salisbury’s efficiency ratio improved to 64.13% for the quarter ended September 30, 2016 as compared to 66.51% in prior quarter.
•	Tangible book value per common share of $28.63 at September 30, 2016 increased $0.35 from $28.28 at June 30, 2016, and $1.42 as compared to $27.21 at September 30, 2015.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Our third quarter results reflect the continued positive momentum achieved during the first half of the year. Our teams achieved strong growth in our core businesses as deposits and assets under administration in our Trust and Wealth Advisory business posted solid gains. That growth, combined with more efficient operations, assisted in increasing tangible book value by $0.35 for the quarter reflecting our continued focus on enhancing the value of our franchise.

Net Interest Income

Tax equivalent net interest income for third quarter 2016 increased $102,000, or 1.3%, versus second quarter 2016, and decreased $220,000 or 2.7%, versus third quarter 2015. Average earning assets increased $40.3 million versus second quarter 2016, and increased $55.7 million versus third quarter 2015. Average total interest bearing deposits increased $34.9 million versus second quarter 2016 and increased $37.9 million versus third quarter 2015. The net interest margin of 3.57% decreased 14 basis points versus 3.71% for the second quarter 2016 and decreased 34 basis points versus 3.91% for the third quarter 2015.

Interest income for the third quarter reflects net accretion related to the fair value adjustments of loans acquired in the Riverside Bank acquisition in the amount of $440,000. The second quarter 2016 and third quarter 2015 included similar adjustments of $403,000 and $726,000, respectively.

Non-Interest Income

Non-interest income for third quarter 2016 decreased $114,000 versus second quarter 2016 and increased $126,000 versus third quarter 2015. Trust and wealth advisory revenues decreased $35,000 versus second quarter 2016. This decrease primarily reflects a decrease of $16,000 in estate fees and $65,000 in tax letter preparation fees which were collected in the second quarter 2016. These decreases were partially offset by a $45,000 increase in asset management fees. The $51,000 increase in Trust and wealth advisory services versus the third quarter 2015 was primarily attributable to the increase in assets under management. Service charges and fees increased $55,000 versus second quarter 2016 and increased $42,000 versus third quarter 2015. The increase was primarily due to increased transactional volume and Master Card Enrollment fees. The Master Card Enrollment fees, which began in June 2016, were $25,000 and $8,000 in the third and second quarters of 2016, respectively, with no such fees in the third quarter 2015. Income from sales and servicing of mortgage loans increased $5,000 versus second quarter 2016 and $31,000 versus third quarter 2015 due primarily to mortgage servicing which increased $7,000 and $23,000 for these respective periods. Third quarter 2016, second quarter 2016, and third quarter 2015 included mortgage servicing amortization and periodic impairment charges (net) of $60,000, $65,000, and $85,000, respectively. Gain on sale of securities for the third quarter 2016, second quarter 2016, and third quarter 2015 totaled $10,000, $146,000, and $6,000, respectively.  Other income includes bank owned life insurance income and rental income.

Non-Interest Expense

Non-interest expense for third quarter 2016 decreased $140,000 versus second quarter 2016 and increased $297,000 versus third quarter 2015. Total compensation expense increased $84,000 versus second quarter 2016 mainly due to increases in base salaries and production based salaries which increased $23,000 and $62,000, respectively. The total compensation expense year-over-year increase of $297,000 is mainly attributable to increased salaries and benefits expense of $234,000 due to increased staffing levels, market and merit adjustments.

Premises and equipment expense decreased $36,000 versus second quarter 2016 and decreased $54,000 versus third quarter 2015. The third quarter 2016 and the year-over-year decreases were mainly related to lower fuel, utility, and building repair costs.

Data processing increased $23,000 versus second quarter 2016 and increased $68,000 versus third quarter 2015. The increase versus the second quarter 2016 and third quarter 2015 reflected increases in data communications and processing. These increases were partially offset versus the second quarter 2016 due to lower Trust data processing which included the expense related to a terminated contract, year-end processing and tax reporting.

Loan related expenses decreased $16,000 versus both the second quarter 2016 and third quarter 2015. The third quarter versus the second quarter 2016 decrease was mainly due to lower appraisal fees, disclosure adjustments and legal collections expenses, which were partially offset by an increase in OREO carrying costs. The increase in OREO carrying costs reflects the successful completion in August 2016 of foreclosure litigation involving the Bank’s single largest non-performing asset and the transfer of that $2.8 million asset from non-performing loans to OREO to be held for sale. The year-over-year decrease in loan related expenses was mainly due to lower appraisal fees and disclosure adjustments, which were partially offset by increased expense related to customer delinquent taxes.

Professional fees decreased $105,000 versus second quarter 2016, and increased $61,000 versus third quarter 2015. The decrease from the second quarter 2016 was mainly caused by Trust and wealth advisory tax preparation expense incurred in the second quarter 2016. The increase versus third quarter 2015 was due to increased investment management fees.

Other expense decreased $39,000 versus second quarter 2016 primarily as a result of a $64,000 decline in expenses related to sold loans serviced for others, which was partially offset by a $19,000 increase in loss provision for off balance sheet unused commitments. Other expense increased $46,000 versus third quarter 2015 due primarily to the $32,000 change in the provision expense for off balance sheet unused commitments.

The effective income tax rates for third quarter 2016, second quarter 2016 and third quarter 2015 were 29.71%, 27.79% and 29.31%, respectively.

Loans

Net loans receivable increased $4.1 million during third quarter 2016 to $753.6 million at September 30, 2016, increased $54.6 million compared with $699.0 million at December 31, 2015, and increased $65.9 million compared with $687.7 million at September 30, 2015.

Asset Quality

Non-performing assets decreased $0.1 million during third quarter 2016 to $14.5 million, or 1.56% of assets at September 30, 2016, from $14.6 million, or 1.60% of assets at June 30, 2016, and decreased $2.1 million from $16.6 million, or 1.84% of assets, at September 30, 2015. The decrease in non-performing assets reflects a decrease of non-performing loans in the third quarter of 2016 of $2.9 million. However, much of the decrease in non-performing loans was offset by an increase of $2.8 million in OREO as the Bank successfully completed the foreclosure litigation involving its largest non-performing asset which is now in OREO and held for sale.

The amount of total impaired and potential problem loans decreased to $26.1 million (3.43% of gross loans receivable) during third quarter 2016, compared to $28.8 million, or 3.83% of gross loans receivable at June 30, 2016 and decreased $4.9 million from $31.0 million, or 4.48% of gross loans receivable at September 30, 2015.

Accruing loans receivable 30-to-89 days past due increased $2.3 million during third quarter 2016 to $5.9 million, or 0.8% of gross loans receivable, from $3.6 million, or 0.5% of gross loans receivable at June 30, 2016, and increased $3.4 million versus September 30, 2015.

Provision for loan loss expense was $344,000 for third quarter 2016 versus $525,000 for second quarter 2016, and $655,000 for third quarter 2015. Net loan charge-offs were $171,000 for the third quarter 2016, $684,000 for second quarter 2016 and $55,000 for the third quarter 2015. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.78% for the third quarter 2016, versus 0.76% for second quarter 2016 and 0.82% for third quarter 2015.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value and tangible book value per common share increased $0.35 and $0.41, respectively, during third quarter 2016 to $33.92 and $28.69, respectively. Tangible book value excludes goodwill and core deposit intangibles.

Shareholders’ equity increased $1.0 million in third quarter 2016 to $93.6 million at September 30, 2016. Contributing to the increase in shareholders’ equity for third quarter 2016 was net income of $1.9 million, offset by a $0.2 million decrease in other comprehensive income and common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At September 30, 2016, the Bank’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.30%, 12.94%, and 12.09%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively. Risk based capital information for 2016 incorporates the implementation of Basel III.

At September 30, 2016, Salisbury’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 8.47%, 13.25%, and 11.01%, respectively.

Third Quarter 2016 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at their October 28, 2016 meeting. The dividend will be paid on November 25, 2016 to shareholders of record as of November 11, 2016.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	September 30, 2016 (unaudited)	December 31, 2015
ASSETS
Cash and due from banks	$13,004	$14,891
Interest bearing demand deposits with other banks	29,634	47,227
Total cash and cash equivalents	42,638	62,118
Securities
Available-for-sale at fair value	76,801	76,694
Federal Home Loan Bank of Boston stock at cost	2,937	3,176
Loans held-for-sale	837	763
Loans receivable, net (allowance for loan losses: $5,892 and $5,716)	753,623	699,018
Other real estate owned	2,823	—
Bank premises and equipment, net	14,573	14,307
Goodwill	12,552	12,552
Intangible assets (net of accumulated amortization: $3,364 and $2,909)	1,883	2,338
Accrued interest receivable	2,260	2,307
Cash surrender value of life insurance policies	13,952	13,685
Deferred taxes	2,114	1,989
Other assets	1,452	2,245
Total Assets	$928,445	$891,192
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$210,396	$201,340
Demand (interest bearing)	126,064	125,465
Money market	201,504	183,783
Savings and other	127,595	119,651
Certificates of deposit	121,171	124,294
Total deposits	786,730	754,533
Repurchase agreements	3,581	3,914
Federal Home Loan Bank of Boston advances	27,134	26,979
Subordinated debt(1)	9,782	9,764
Note payable	351	376
Capital lease liability	419	422
Accrued interest and other liabilities	6,894	4,630
Total Liabilities	834,891	800,618
Shareholders' Equity
Common stock - $.10 per share par value
Authorized: 5,000,000;
Issued: 2,758,086 and 2,733,576	276	273
Unearned compensation - restricted stock awards	(431)	(110)
Paid-in capital	42,053	41,364
Retained earnings	50,773	47,922
Accumulated other comprehensive income, net	883	1,125
Total Shareholders' Equity	$93,554	90,574
Total Liabilities and Shareholders' Equity	$928,445	$891,192

(1) Net of issuance costs, which are capitalized and amortized as a component of interest expense over a period of 10 years.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended September,	Three months ended		Nine months ended
(in thousands, except per share amounts)	2016	2015	2016	2015
Interest and dividend income
Interest and fees on loans	$8,061	$7,955	$23,915	$23,727
Interest on debt securities
Taxable	341	286	976	910
Tax exempt	202	351	725	1,098
Other interest and dividends	60	58	138	132
Total interest and dividend income	8,664	8,650	25,754	25,867
Interest expense
Deposits	565	463	1,603	1,359
Repurchase agreements	2	2	4	5
Capital lease	17	18	52	53
Note payable	5	1	16	1
Subordinated debt	156	—	468	—
Federal Home Loan Bank of Boston advances	237	269	714	832
Total interest expense	982	753	2,857	2,250
Net interest and dividend income	7,682	7,897	22,897	23,617
Provision for loan losses	344	655	1,332	651
Net interest and dividend income after provision for loan losses	7,338	7,242	21,565	22,966
Non-interest income
Trust and wealth advisory	849	798	2,517	2,510
Service charges and fees	840	798	2,355	2,307
Gains on sales of mortgage loans, net	55	47	152	227
Mortgage servicing, net	28	5	61	(15)
Gains on sales of available-for-sale securities, net	10	6	157	192
Other	113	115	342	343
Total non-interest income	1,895	1,769	5,584	5,564
Non-interest expense
Salaries	2,757	2,531	8,017	7,520
Employee benefits	924	916	2,923	2,881
Premises and equipment	809	863	2,546	2,683
Data processing	472	404	1,369	1,276
Professional fees	459	398	1,403	1,642
Collections, OREO and loan related	109	125	420	594
FDIC insurance	164	163	474	494
Marketing and community support	144	174	524	465
Amortization of core deposit intangibles	148	161	455	494
Other	513	467	1,844	1,528
Total non-interest expense	6,499	6,202	19,975	19,577
Income before income taxes	2,734	2,809	7,174	8,953
Income tax provision	812	824	2,009	2,663
Net income	$1,922	$1,985	$5,165	$6,290
Net income available to common shareholders	$1,922	$1,945	$5,165	$6,170
Net income applicable to common shareholders	$1,907	$1,928	$5,124	$6,116
Basic earnings per common share	$0.70	$0.71	$1.88	$2.26
Diluted earnings per common share	0.69	0.71	1.87	2.25
Common dividends per share	0.28	0.28	0.84	0.84

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Total assets	$928,445	$913,494	$891,804	$891,192	$904,233
Loans receivable, net	753,623	749,523	728,845	699,018	687,719
Total securities	79,738	83,874	82,151	79,870	83,886
Deposits	786,730	754,471	755,658	754,533	761,479
FHLBB advances	27,134	47,083	27,031	26,979	26,928
Shareholders’ equity	93,554	92,584	91,402	90,574	105,450
Assets under administration	509,557	424,702	422,918	371,012	350,102
Non-performing loans	11,673	14,579	16,829	16,264	16,435
Non-performing assets	14,496	14,579	16,829	16,264	16,602
Accruing loans past due 30-89 days	5,889	3,569	7,995	4,499	2,486
Net interest and dividend income	7,682	7,559	7,659	7,930	7,897
Net interest and dividend income, tax equivalent	7,975	7,873	7,985	8,235	8,195
Provision for loan losses	344	525	463	266	655
Non-interest income	1,895	2,009	1,684	1,747	1,769
Non-interest expense	6,499	6,639	6,840	6,344	6,202
Income before income taxes	2,734	2,404	2,040	3,067	2,809
Income tax provision	812	669	528	901	824
Net income	1,922	1,735	1,512	2,166	1,985
Net income available to common shareholders	1,922	1,735	1,512	2,129	1,945

Per share data
Basic earnings per common share	$0.70	$0.63	$0.55	$0.78	$0.71
Diluted earnings per common share	0.69	0.63	0.55	0.77	0.71
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	33.92	33.57	33.20	33.13	32.72
Tangible book value per common share - Non-GAAP(1)	28.63	28.28	27.84	27.69	27.21

Common shares outstanding at end of period	2,758	2,758	2,753	2,734	2,734
Weighted average common shares outstanding, to calculate basic earnings per share	2,737	2,735	2,723	2,710	2,708
Weighted average common shares outstanding, to calculate diluted earnings per share	2,751	2,749	2,741	2,727	2,724

Profitability ratios
Net interest margin (tax equivalent)	3.57%	3.71%	3.79%	3.88%	3.91%
Efficiency ratio(2)	64.13	66.51	69.28	63.64	60.40
Non-interest income to operating revenue	19.22	20.63	18.01	18.06	18.25
Effective income tax rate	29.71	27.79	25.86	29.35	29.31
Return on average assets	0.81	0.77	0.68	0.94	0.87
Return on average common shareholders’ equity	8.20	7.58	6.68	9.34	8.64

Asset quality ratios
Net charge-offs to average loans receivable, gross	0.02%	0.37%	0.17%	0.12%	0.03%
Non-performing loans to loans receivable, gross	1.54	1.93	2.29	2.31	2.37
Accruing loans past due 30-89 days to loans receivable, gross	0.78	0.47	1.09	0.64	0.36
Allowance for loan losses to loans receivable, gross	0.78	0.76	0.80	0.81	0.82
Allowance for loan losses to non-performing loans	50.47	39.22	34.92	35.15	34.43
Non-performing assets to total assets	1.56	1.60	1.89	1.82	1.84

Capital ratios
Common shareholders' equity to assets	10.08%	10.14%	10.25%	10.16%	9.89%
Tangible common shareholders' equity to tangible assets - Non-GAAP(1)	8.66	8.68	8.74	8.64	8.37
Tier 1 leverage capital	8.47	8.64	8.57	8.56	10.31
Total risk-based capital	13.25	13.08	12.92	13.51	13.90
Common equity tier 1 capital	11.01	10.86	10.69	11.17	10.74

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.
(2) Calculated using SNL’s (publicly recognized resource of bank data) methodology, as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and litigation expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Shareholders' Equity	$93,554	$92,584	$91,402	$90,574	$105,450
Less: Preferred Stock	—	—	—	—	(16,000)
Common Shareholders' Equity	93,554	92,584	91,402	90,574	89,450
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,883)	(2,031)	(2,183)	(2,338)	(2,496)
Tangible Common Shareholders' Equity	$79,119	$78,001	76,667	$75,684	$74,402
Total Assets	$928,445	$913,494	891,804	$891,192	$904,234
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(1,883)	(2,031)	(2,183)	(2,338)	(2,496)
Tangible Total Assets	$914,010	$898,911	$877,069	$876,302	$889,186
Common Shares outstanding	2,758	2,758	2,753	2,734	2,734

Book value per Common Share – GAAP	$33.92	$33.57	$33.20	$33.13	$32.72
Tangible book value per Common Share - Non-GAAP	28.69	28.28	27.84	27.69	27.21

Common Shareholders’ Equity to Assets – GAAP	10.08%	10.14%	10.25%	10.16%	9.89%
Tangible Common Shareholders’ Equity to Tangible Assets – Non-GAAP	8.66	8.68	8.74	8.64	8.37

Non-interest expense	$6,499	$6,639	$6,840	$6,343	$6,202
Less: Amortization of core deposit intangibles	(148)	(152)	(155)	(158)	(161)
Less: Foreclosed property expense	(27)	(12)	12	168	(27)
Less: Strategic initiatives	—	—	—	—	—
Operating expenses	$6,324	$6,475	$6,697	$6,353	$6,014
Net interest and dividend income, tax equivalent	$7,975	$7,873	7,985	$8,235	$8,194
Non-interest income	1,895	2,009	1,684	1,748	1,769
Gains on securities, net	(10)	(146)	(2)	—	(6)
Operating revenue	$9,860	$9,736	$9,667	$9,983	$9,957
Efficiency Ratio	64.13%	66.51%	69.28%	63.64%	60.40%